Exhibit 5.1
July 23, 2007
RCN Corporation
196 Van Buren Street
Herndon, Virginia 20170

Re:	Registration Statement on Form S-3 of RCN Corporation (Registration No. 333-[ ])
Ladies and Gentlemen:
     We have acted as counsel to RCN Corporation, a Delaware corporation (the “Issuer”), in connection with the Registration Statement on Form S-3, Registration No. 333-[                    ] (the “Registration Statement”) filed by the Issuer with the Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”) (i) the sale from time to time by holders thereof of warrants to purchase shares of Common Stock (the “Warrants”) and (ii) up to 5,328,521 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Issuer issuable upon exercise of the Warrants.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction and are familiar with (i) the Registration Statement; (ii) the Warrant Agreement, dated as of May 25, 2007, by and between the Issuer and HSBC Bank USA, National Association, in its capacity as Warrant Agent; (iii) the Certificate of Incorporation of the Issuer, as amended to date and currently in effect; (iv) the By-Laws of the Issuer, as amended to date and currently in effect; and (v) certain resolutions adopted by the Board of Directors of the Issuer. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed, without independent investigation, that (i) the signatures of persons executing all documents in connection with which this opinion is rendered are genuine and authorized; (ii) all documents submitted to us as originals are authentic; and (iii) all documents submitted to us as copies, whether certified or not, conform to original documents and such originals are authentic. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates or other representations of officers or employees of the Issuer and others.

     Based on the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that:
     1. The Warrants have been duly authorized and issued in accordance with the terms of the Warrant Agreement and are legally binding obligations of the Issuer; and
     2. The Shares have been duly authorized by the Issuer and, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrant Agreement and certificates representing such shares have been executed by proper officers of the Issuer, authenticated by the transfer agent and registrar for the Common Stock and delivered to the persons entitled thereto in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whom consent is required under the Act and the rules and regulations of the Commission thereunder.
     This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.
     We express no opinion as to the law of any jurisdiction other than the law of the States of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. The Warrants and the Shares may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, rules and regulations in effect on the date hereof.

Very truly yours, Milbank, Tweed, Hadley & McCloy LLP